Exhibit 10.2

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (this “Agreement”) made as of this      day of July, 2009 between Alternative Asset Management Acquisition Corp., a Delaware corporation (“Buyer” or “AAMAC”), and the signatory on the execution page hereof (“Seller”).

WHEREAS, Buyer was organized for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition or other similar business combination, an operating business (“Business Combination”); and

WHEREAS, Buyer consummated an initial public offering in August, 2007 (“IPO”) in connection with which it raised gross proceeds of approximately $397 million, a significant portion of which was placed in a trust account pending the consummation of a Business Combination, or the dissolution and liquidation of Buyer in the event it is unable to consummate a Business Combination on or prior to August 1, 2009; and

WHEREAS, Buyer has entered into that certain Agreement and Plan of Reorganization dated May 14, 2009, as amended by Amendment No. 1 and Amendment No. 2 to the Agreement and Plan of Reorganization dated May 29, 2009 and July 8, 2009, respectively (the “Purchase Agreement”), by and among AAMAC, Great American Group, Inc., a newly-formed Delaware corporation and wholly-owned subsidiary of AAMAC (“GAG Inc.”), and AAMAC Merger Sub, Inc., a newly-formed Delaware corporation and wholly-owned subsidiary of GAG Inc. (“Merger Sub”), on the one hand, and Great American Group, LLC (“Great American”), the members of Great American (the “Great American Members”) and the representative of each of Great American, the Great American Members and the phantom equityholders of Great American, on the other hand, which provides for the contribution by the Great American Members of all of the membership interests of Great American to GAG Inc. in exchange for common stock of GAG Inc. and cash (the “Contribution”) and the concurrent merger (the “Merger” and, together with the Contribution, the “Acquisition”) of Merger Sub with and into AAMAC as a result of which AAMAC and Great American will become wholly-owned subsidiaries of the GAG Inc. and outstanding shares of AAMAC’s common stock will be exchanged for common stock of GAG Inc.; and

WHEREAS, the approval of the Acquisition is contingent upon, among other things, the affirmative vote of holders of a majority of the outstanding common shares of AAMAC at the special meeting called to approve the Acquisition; and

WHEREAS, pursuant to certain provisions in Buyer’s certificate of incorporation, a holder of shares of Buyer’s common stock issued in the IPO may, if it votes against the Acquisition, demand that Buyer convert such common shares into cash (“Conversion Rights”); and

WHEREAS the Acquisition cannot be consummated if holders of 30% or more of AAMAC common stock issued in the IPO exercise their Conversion Rights; and

WHEREAS, Seller has agreed to sell to Buyer and Buyer has agreed to purchase from Seller the common shares set forth on the execution page of this Agreement (“Shares”) for the purchase price per share set forth therein (“Purchase Price Per Share”) and for the aggregate purchase price set forth therein (“Aggregate Purchase Price”).

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Purchase. Seller hereby sells to Buyer and Buyer hereby purchases from Seller at the Closing (as defined in Section 4(c)) the Shares at the Purchase Price Per Share, for the Aggregate Purchase Price.

2. Agreement not to Convert; Appointment of Proxy and Attorney-in-Fact. In further consideration of the Aggregate Purchase Price, Seller hereby agrees it has not and will not exercise its Conversion Rights or, if it has already exercised its Conversion Rights, it hereby withdraws and revokes such exercise and will execute all necessary documents and take all actions required in furtherance of such revocation. Seller acknowledges that the record date to vote on the proposals set forth in the proxy statement/prospectus (the “Proxy Statement”) filed by Buyer with the U.S. Securities Exchange Commission (the “SEC”) has passed. Accordingly, solely with respect to the vote for the Acquisition and the other proposals set forth in the Proxy Statement, Seller hereby irrevocably appoints                      and                                  and each of them each with full power of substitution, as his proxy and attorney-in-fact, to the full extent of Seller’s rights with respect to the Shares (and any and all other shares or securities or rights issued or issuable in respect thereof) to vote in such manner as each such person or his substitute shall in his sole discretion deem proper, and to otherwise act (including without limitation acting by written consent) with respect to all the Shares at any meeting of stockholders (whether annual or special and whether or not an adjourned meeting) of Buyer held on or prior to August 1, 2009. This proxy is coupled with an interest and is irrevocable. Execution by Seller of this Agreement shall revoke, without further action, all prior proxies granted by Seller at any time with respect to the Shares (and such other shares or other securities) and no subsequent proxies will be given by Seller (and if given will be deemed not to be effective).

3. No Right to Additional Shares. AAMAC’s stockholders of record are entitled to receive 1.23 shares of GAG Inc. common stock for each share of AAMAC common stock owned immediately prior to the consummation of the Acquisition (the “Exchange”). Although Seller will be a stockholder of record immediately prior to the Acquisition, Seller hereby irrevocably waives any right, title or interest it may have in receiving any such GAG Inc. common stock distributed pursuant to the Exchange. Any such GAG Inc. shares so issued shall be deemed a part of this Agreement and issued, or immediately transferred, to Buyer. Additionally, each of Buyer and Seller hereby agree and acknowledge that this provision is material to this Agreement and a significant consideration in Buyer’s willingness to enter into this Agreement.

4. Closing Matters.

(a) Within one business day of the date of this Agreement, (i) Seller shall provide Buyer with a true and correct copy of the voting instruction form with respect to the Shares held by Seller indicating the financial institution through which such shares are held and the control number provided by Broadridge Financial Solutions (or other similar service provider) regarding the voting of the Shares or written confirmation of such information as would appear on the voting instruction form; and (ii) Buyer shall send the notice attached as Annex 1 hereto to AAMAC’s transfer agent.

(b) Prior to the Closing, Seller shall deliver or cause to be delivered to Buyer appropriate instructions for book entry transfers of ownership of the Shares from Seller to Buyer.

(c) The closing of the purchase and sale of the Shares (“Closing”) will occur on the date on which Buyer’s trust account is liquidated after the Acquisition is consummated (the “Closing Date”). At the Closing, Buyer shall pay Seller the Aggregate Purchase Price by wire transfer from AAMAC’s trust account of immediately available funds to an account specified by Seller and Seller shall deliver the Shares to Buyer electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal at Custodian) System to an account specified by Buyer. It shall be a condition to the obligation of Buyer on the one hand and Seller on the other hand, to consummate the transfer of the Shares contemplated hereunder that the other party’s representations and warranties are true and correct on the Closing Date with the same effect as though made on such date, unless waived in writing by the party to whom such representations and warranties are made.

5. Representations and Warranties of the Seller. Seller hereby represents and warrants to Buyer on the date hereof and on the Closing that:

(a) Sophisticated Seller. Seller is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the sale of Shares to Buyer.

(b) Independent Investigation. Seller, in making the decision to sell the Shares to Buyer, has not relied upon any oral or written representations or assurances from Buyer or any of its officers, directors or employees or any other representatives or agents of Buyer. Seller has had access to all of the filings made by AAMAC with the SEC, pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) and the Securities Act of 1933 in each case to the extent available publicly via the SEC’s Electronic Data Gathering, Analysis and Retrieval system.

(c) Authority. This Agreement has been validly authorized, executed and delivered by Seller and, assuming the due authorization, execution and delivery thereof by Buyer, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Seller does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Seller is a party which would prevent Seller from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Seller is subject.

(d) No Legal Advice from Buyer. Seller acknowledges that is has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Seller’s own legal counsel and investment and tax advisors. Seller is not relying on any statements or representations of Buyer or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by the Agreement.

(e) Ownership of Shares. Seller is the legal and beneficial owner of the Shares and will transfer to Buyer on the Closing Date good and marketable title to the Shares free and clear of any liens, claims, security interests, options, charges or any other encumbrance whatsoever. The Seller beneficially owned all of the Shares as of the close of the trading day on July     , 2009 and has the sole right to exercise conversion rights with respect to all of the Shares.

(f) Number of Shares. The Shares being transferred pursuant to this Agreement represent all the common stock owned by Seller as of the date hereof.

(g) Seller Taxes. Seller understands that Seller (and not the Buyer) shall be responsible for any and all tax liabilities of Seller that may arise as a result of the transactions contemplated by this Agreement.

(h) Aggregate Purchase Price Negotiated. Seller represents that both the amount of Securities and the Aggregate Purchase Price were negotiated figures by the parties and that the terms and conditions by the parties of this Agreement may differ from arrangements entered into with other holders of Buyer’s common stock.

6. Representations and Warranties of Buyer. Buyer hereby represents to the Seller that:

(a) Sophisticated Buyer. Buyer is sophisticated in financial matters and is able to evaluate the risks and benefits attendant to the purchase of Shares from Seller.

(b) Independent Investigation. Buyer, in making the decision to purchase the Shares from Seller, has not relied upon any oral or written representations or assurances from Seller or any of its officers, directors, partners or employees or any other representatives or agents of Seller.

(c) Authority. This Agreement has been validly authorized, executed and delivered by Buyer and assuming the due authorization, execution and delivery thereof by Seller, is a valid and binding agreement enforceable in accordance with its terms, subject to the general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors’ rights generally. The execution, delivery and performance of this Agreement by Buyer does not and will not conflict with, violate or cause a breach of, constitute a default under, or result in a violation of (i) any agreement, contract or instrument to which Buyer is a party which would prevent Buyer from performing its obligations hereunder or (ii) any law, statute, rule or regulation to which Buyer is subject.

(d) No Legal Advice from Seller. Buyer acknowledges that is has had the opportunity to review this Agreement and the transactions contemplated by this Agreement with Buyer’s own legal counsel and investment and tax advisors. Buyer is relying solely on such counsel and advisors and not on any statements or representations of Seller or any of its representatives or agents for legal, tax or investment advice with respect to this Agreement or the transactions contemplated by this Agreement.

7. Termination. Notwithstanding any provision in this Agreement to the contrary, this Agreement shall become null and void and of no force and effect upon the termination of the Acquisition. Notwithstanding any provision in this Agreement to the contrary, Buyer’s obligation to purchase the Shares from Seller shall be conditioned on the consummation of the Acquisition.

8. Covenant of Seller. After the execution of this Agreement and prior to Closing, Seller shall not acquire any common stock, warrants or other securities of AAMAC or effect any derivative transactions with respect thereto.

9. Acknowledgement; Waiver. Seller (i) acknowledges that Buyer may possess or have access to material non-public information which has not been communicated to Seller; (ii) hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against Buyer or any of its officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including without limitation, any claims arising under Rule 10-b(5) of the Exchange Act; and (iii) is aware that Buyer is relying on the truth of the representations set forth in Section 4 of this Agreement and the foregoing acknowledgement and waiver in clauses (i) and (ii) above, respectively, in connection with the transactions contemplated by this Agreement.

10. Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

11. Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

12. Remedies. Each of the parties hereto acknowledges and agrees that, in the event of any breach of any covenant or agreement contained in this Agreement by the other party, money damages may be inadequate with respect to any such breach and the non-breaching party may have no adequate remedy at law. It is accordingly agreed that each of the parties hereto shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to seek injunctive relief and/or to compel specific performance to prevent breaches by the other party hereto of any covenant or agreement of such other party contained in this Agreement.

13. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. This Agreement shall not be assigned by either party without the prior written consent of the other party hereto.

14. Headings. The descriptive headings of the Sections hereof are inserted for convenience only and do not constitute a part of this Agreement.

15. Entire Agreement; Changes in Writing. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations and warranties, whether oral or written, among the parties hereto relating to the transaction contemplated hereby. Neither this Agreement not any provision hereof may be changed or amended orally, but only by an agreement in writing signed by the other party hereto.

16. Trust Waiver. AAMAC’s initial public offering was consummated on August 7, 2007 as a result of which it received net proceeds of $397,560,377 which are held in a trust fund established by AAMAC for the benefit of its public stockholders (the “Trust Fund”). The Trust Fund is invested in U.S. government securities in a trust account at Citi Global Markets Private Bank and held in trust by Continental Stock Transfer & Trust Company (the “Trustee”) pursuant to the Investment Management Trust Account Agreement, dated as of August 1, 2007, between AAMAC and Trustee. Seller understands that, except for a portion of the interest earned on the amounts held in the Trust Fund, AAMAC may disburse monies from the Trust Fund only: (a) to its public stockholders in the event of the conversion of their shares or the dissolution and liquidation of AAMAC, (b) to AAMAC and the underwriters listed in AAMAC’s prospectus on form S-1 dated July 27, 2007 (the “Prospectus”) (with respect to such underwriters’ deferred underwriting compensation only) after AAMAC consummates a business combination (as described in the Prospectus) or (c) as consideration to the sellers of a target business with which AAMAC completes a business combination. Seller agrees that it does not now have, and shall not at any time have, other than with respect to the Aggregate Purchase Price to be paid to Seller in connection with this Agreement, any claim to, or make any claim against, the Trust Fund or any asset contained therein, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between Seller, on the one hand, and the AAMAC, on the other hand, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability. Seller hereby irrevocably waives any and all claims it may have, now or in the future (in each case, however, prior to the consummation of a business combination), and will not seek recourse against, the Trust Fund for any reason whatsoever in respect thereof. In the event Seller commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to AAMAC, which proceeding seeks, in whole or in part, relief against the Trust Fund or the public stockholders of AAMAC, whether in the form of money damages or injunctive relief, AAMAC shall be entitled to recover from Seller the associated legal fees and costs in connection with any such action.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth on the first page of this Agreement.

ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP.

By:
Name:	Paul D. Lapping
Title:	Chief Financial Officer

[SELLER]

By:
Name:
Title:

Purchase Price Per Share: $

Number of Shares:

Aggregate Purchase Price: $

ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP.

509 MADISON AVENUE, 35TH FLOOR

NEW YORK, NEW YORK 10022

July     , 2009

Continental Stock Transfer & Trust Company

17 Battery Place

New York, New York 10004

Attn:

Re: Trust Account No.

Gentlemen:

Alternative Asset Management Acquisition Corp. (the “Company”) is providing these irrevocable instructions to you in connection with the above described Trust Account established in connection with and pursuant to an Investment Management Trust Agreement dated as of August 1, 2007 between the Company and Continental Stock Transfer & Trust Company as Trustee (the “Trust Agreement”). Upper case terms used herein shall have the meanings ascribed to such terms in the Trust Agreement.

In the event the Company delivers to you a Termination Letter substantially in the form of Exhibit A to the Trust Agreement, in addition to the other documents required to be delivered pursuant to Exhibit A of the Trust Agreement, assuming you are the Trustee on such date, then, in consideration for the electronic transfer of [NUMBER] shares of the Company’s common stock, using the Depository Trust Company’s DWAC (Deposit/Withdrawal at Custodian) System, to an account specified by the Company, on the Consummation Date you are irrevocably instructed to deliver as the initial distribution of funds from the Trust Account the sum of [AMOUNT], which must be delivered to [FIRM] in accordance with the bank wire instructions provided to you below.

[INSTRUCTIONS]

The address for [FIRM] is [ADDRESS]. The contact person for [FIRM] is [PERSON]. He/she can be reached at [PHONE].

Kindly acknowledge where indicated below, your receipt and understanding of these instructions and return a copy to Ellenoff Grossman & Schole LLP, attn: David E. Kutcher, facsimile number (646)-895-7187.

A facsimile signed and electronically delivered copy of this letter shall be deemed an original.

Very truly yours,

ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP.

By:
Name:	Paul D. Lapping
Title:	Chief Financial Officer

Acknowledged and Agreed:

CONTINENTAL STOCK TRANSFER &
TRUST COMPANY

By:
Name:
Title:

[FIRM]

By:
Name:
Title:

AMENDMENT NO. 1 TO THE STOCK PURCHASE AGREEMENT

This Amendment, dated as of July 28, 2009 (the “Amendment”), to the Stock Purchase Agreement, dated as of [DATE] (the “SPA”), by and between Alternative Asset Management Acquisition Corp., a Delaware corporation (the “Company”), and the signatory on the execution page hereof (“Seller”). Terms used, but not defined herein, shall have the meaning ascribed to such term in the SPA.

WHEREAS, the Company and Seller entered into the SPA on [DATE]; and

WHEREAS, the Company revised the terms of the Acquisition as set forth in the Current Report on Form 8K filed with the Securities and Exchange Commission on July 28, 2009 and provided to Seller via email on July 28, 2009.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree to amend the SPA as set forth herein:

1.	Stock Purchase Agreement.

3. No Right to Exchange Shares. AAMAC’s stockholders of record are entitled to receive 2.00 shares of GAG Inc. common stock for each share of AAMAC common stock owned immediately prior to the consummation of the Acquisition (the “Exchange”). Although Seller will be a stockholder of record immediately prior to the Acquisition, Seller hereby acknowledges that Seller irrevocably waives any right, title or interest it may have in receiving any such GAG Inc. common stock distributed pursuant to the Exchange. Seller hereby acknowledges that by virtue of the sale hereunder, Seller will not become a stockholder of GAG Inc. and, the Shares shall automatically be cancelled and shall cease to exist and shall represent only the right to receive the Aggregate Purchase Price therefor in accordance with the terms of the SPA. Additionally, each of Buyer and Seller hereby agree and acknowledge that this provision is material to this Agreement and a significant consideration in Buyer’s willingness to enter into this Agreement.

2.	Acknowledgement.

2.1 Seller hereby acknowledges: (i) receipt of a copy of the Current Report on Form 8-K , including the exhibits thereto as filed by AAMAC with the Securities and Exchange Commission on July 28, 2009, describing the revised terms of the Acquisition, including without limitation Amendment 3 to the Agreement and Plan of Reorganization and (ii) that it has carefully read and considered the same and hereby reaffirms its execution of the SPA as hereby amended.

3.	Miscellaneous.

3.1 Entire Agreement. This Amendment sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them. Except as set forth in this Amendment, provisions of the SPA which are not inconsistent with this Amendment shall remain in full force and effect.

3.2 Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

3.3 Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Amendment to the SPA as of this __ day of July, 2009.

ALTERNATIVE ASSET MANAGEMENT ACQUISITION CORP.

By:
Name:	Paul Lapping
Title:	Chief Financial Officer

[PARTY]

By:
Name:
Title: